United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 17, 2020

Date of Report

Q2EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Royal Palm Way, #100

Palm beach, FL 33480

(Address of Principal Executive Offices)

(561) 693-1423

(Registrant’s Telephone Number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock	QPWR	OTCQB

Item 5.02	Election of Director; Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 16, 2020, the Board of Directors of Q2Earth, Inc. (“Q2Earth” or the “Company”) appointed Douglas R. Baum as a director of Q2Earth, effective immediately. Mr. Baum currently serves as a consultant to several drug development companies. From 2011 to January 2017 he served as President and CEO at Xeris Pharmaceuticals overseeing production of approvals through the FDA and capital raising.

Other than his appointment to the Q2Earth board during the past 5 years, Mr. Baum has not served on the board of directors of any company that was required to file reports pursuant to the Securities Exchange Act of 1934, as amended, or was a registered investment company under the Investment Company Act of 1940, as amended. Mr. Baum was granted a 5-year option to purchase 200,000 shares of the Company’s commons stock exercisable at $0.02 per share. The options vest one-half in 12 months and the balance in 24 months.

The Company issued a Press Release announcing the appointment of Mr. Baum, copy of which is attached as Exhibit 99.1 and is incorporated by reference

Item 9.01	Financial Statements Pro Forma Financial Information and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Q2Earth on January 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2EARTH INC.

Date: January 17, 2020	By:	/s/ Kevin Bolin
Kevin Bolin
Chief Executive Officer